EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement on Form S-3 relating to the registration of F.N.B. Corporation and F.N.B. Capital Trust I common stock, preferred stock, debt securities, warrants, and trust preferred securities (File #333-74866).

2.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-135339-01).

3.	Registration Statement on Form S-8 relating to the following F.N.B. Corporation/Omega Financial Corporation Plans: 2004 Stock Option Plan for Non-Employee Directors; 1994 Stock Option Plan for Non-Employee Directors; Employee Stock Purchase Plan; 1996 Employee Stock Option Plan; Sun Bancorp 1998 Employee Stock Purchase Plan; and Sun Bancorp 1998 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-150321).

4.	Registration Statement on Form S-3 relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-154802-01).

5.	Registration Statement on Form S-3ASR relating to the registration of F.N.B. Corporation Fixed Rate Cumulative Perpetual Preferred Stock, Series C, and Warrant to purchase F.N.B. Corporation common stock (File #333-157104).

6.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depository shares, warrants, stock purchase contracts, stock purchase units and units (File #333-159168).

7.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-162323).

8.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-170070-01).

9.	Registration Statement on Form S-8 relating to the 2007 Incentive Compensation Plan (File #333-176202).

10.	Registration Statement on Form S-3 and Form S-8 relating to the following F.N.B. Corporation/Parkvale Financial Corporation Plans: 1993 Key Employee Stock Compensation Program; 1993 Directors’ Stock Option Plan; Amended and Restated 2004 Stock Incentive Plan, all assumed by F.N.B. Corporation (File #333-177050).

11.	Registration Statement on Form S-3 relating to the Dividend Reinvestment and Stock Purchase Plan (File #333-179791).

12.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depository shares, warrants, stock purchase contracts, stock purchase units and units (File #333-181418).

13.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Subordinated Term Notes and Daily Notes (File #333-184509-01).

14.	Registration Statement on Form S-8 relating to the F.N.B. Corporation 401(k) Plan (File #333-185929).

15.	Registration Statement on Form S-3 and Form S-8 relating to the following PVF Capital Corp. plans: 1996 Incentive Stock Option Plan; 2000 Incentive Stock Option and Deferred Compensation Plan; 2008 Equity Incentive Plan and 2010 Equity Incentive Plan, all assumed by F.N.B. Corporation (File #333-189708).

16.	Registration Statement on Form S-3 and Form S-8 relating to the following BCSB Bancorp, Inc. plans: 1999 Stock Option Plan, as Amended and Restated and 2009 Equity Incentive Plan, both assumed by F.N.B. Corporation (File #333-192414).

17.	Registration Statement on Form S-3ASR relating to the following F.N.B. Corporation plan: Dividend Reinvestment and Direct Stock Purchase Plan (File #333-202408).

18.	Registration Statement on Form S-3ASR relating to the shelf registration of F.N.B. Corporation common stock, preferred stock, debt securities, depository shares, warrants, stock purchase contracts, and units (File #333-204274).

19.	Registration Statement on Form S-8 relating to the F.N.B. Corporation Amended 2007 Incentive Compensation Plan (File #333-204986).

20.	Registration Statement on Form S-3ASR relating to the registration of FNB Financial Services, LP Series 2015 Notes (File #333-207190-01).

21.	Registration Statement on Form S-8 relating to the Metro Bancorp, Inc. Amended and Restated 2006 Employee Stock Option and Restricted Stock Plan assumed by F.N.B. Corporation (File #333-207334).

of our reports dated March 16, 2015, relating to the consolidated financial statements of Metro Bancorp, Inc. and the effectiveness of internal control over financial reporting of Metro Bancorp, Inc., which appear in the Company’s Annual Report to Shareholders on Form 10-K, which is incorporated by reference in this Current Report (Form 8-K/A) dated February 25, 2016.

/s/ BDO USA, LLP

BDO USA, LLP

Harrisburg, Pennsylvania

February 25, 2016